Agreement Concerning Matters Relating to the Establishment
              of the Financial Accounts for the Joint Venture
                                    (LJ-5-01)



Party A:    Liuzhou OVM Joint Stocks Co., Ltd.

Party B:    Liuzhou OVM Construction Machinery Co Ltd


On May 10, 1995, Liuzhou OVM Construction Machinery Co Ltd. (the "JV Co.") was granted approval for incorporation by the Liuzhou Municipal Government.

According to the Joint Venture Contract, the Articles of Association of the JV Co., and other agreements entered by both parties together with the approval granted by the Liuzhou Municipal Economic Commission concerning the report on the commencement date of the financial accounts of the JV Co., and through friendly consultation, the following matters in relation to the establishment of the financial accounts for the JV Co. were agreed:

(1) In order to ensure the smooth operation of the JV Co., Party A agrees to transfer the following assets and liabilities to the JV Co. commencing January 1, 1995. A summary breakdown of the category of assets and liabilities transfered is set out below:


       Assets/(liabilities)                                      Amount
       --------------------                                      ------
                                                               (Rmb'000)

       Cash and cash equivalent                                  20,000
       Accounts receivable, net                                  19,493
       Inventories                                               48,546
       Prepayments, deposits and other receivables               13,527
       Amounts due from subsidaries companies of Party A         17,556
       Amounts due from related companies                        28,890
       Deferred assets                                            3,150
       Short term bank loans                                   (43,650)
       Accounts payable                                        (21,929)
       Customer deposits                                        (2,553)
       Other Payable                                           (27,298)
       Amounts due to subsidaries of Party A                    (8,422)
       Amounts due to related companies                         (5,598)
       Long term bank loans                                    (19,360)
                                                           ------------
                                                                22,354
                                                                =======

(2) The net value of assets transfered into the JV Co. shall be temporary treated us advance to the JV Co. by Party A until the issue of the formal capital verification report.

(3) Party A should possess the sole property rights with respect to the assets transferred into the JV Co. and these assets should neither be pledged nor subject to any lease at the date of this Agreement.

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(4)   Any claims or disputes arising from the assets transferred into the JV Co.
at the tiime these assets were owned by Party A and before the effective date of this Agreement will be the sole responsibility of Party A.

(5) This Agreement shall come into effect at the date when the corporate representives of both parties sign and stamp the common seals on the Agreement.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.




-------------------------------------
(Wu Guo Sen)
Corporate Representative


For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.




------------------------------------
(Ching Lung Po)
Corporate representative


DATED June 8, 1995.